POWER OF ATTORNEY


         The undersigned, as a Section 16 and Section 13(d) reporting person of Rexahn Pharmaceuticals, Inc. (the "Company"), hereby constitutes and appoints each of Ted T.H. Jeong, Chang H. Ahn and Inok Ahn the undersigned's true and lawful attorneys-in-fact to:

         1. Complete and execute forms and schedules and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Sections 16 and 13(d) of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company; and

         2. Do all acts necessary in order to file such forms and schedules with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate.

         The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agent shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Sections 16 and 13(d) of the Securities Exchange Act of 1934 (as amended).

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file forms and schedules with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of May, 2005.


            Signature                                        Date
            ---------                                        ----


/s/ Inok Ahn                                             May 16, 2005
------------------------------
Name: Inok Ahn